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                                                                     EXHIBIT 2.6

                       AMENDMENT NO. 5 TO THE AMENDED AND
                  RESTATED OPERATIONS AND SETTLEMENT AGREEMENT


         This Amendment No. 5 ("Amendment") to the Amended and Restated Operations and Settlement Agreement (the "Agreement") is entered into as of November 30, 1999, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., f/k/a/ MedPartners, Inc., a Delaware corporation, and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;

         WHEREAS, the parties entered into Amendment No. 1 to the Agreement as of July 31, 1999;

         WHEREAS, the parties entered into Amendment No. 2 to the Agreement as of August 31, 1999;

         WHEREAS, the parties entered into Amendment No. 3 to the Agreement as of September 30, 1999;

         WHEREAS, the parties entered into Amendment No. 4 to the Agreement as of October 31, 1999; and

         WHEREAS, the parties desire to allow for additional time for implementation of the Agreement to be effected.

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

         1. Section 13.2 of the Agreement is amended by deleting "November 30, 1999" and inserting in its place "December 31, 1999".

         2. The second sentence of Section 3.8(b) of the Agreement is amended by deleting "November 30, 1999" and inserting in its place "December 15, 1999."

         3.     The Agreement shall remain unchanged in all other respects.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                              CAREMARK RX, INC.
                              a Delaware corporation

                              By:      /s/ Edward L. Hardin, Jr.
                                 ----------------------------------------------
                              Title:  Executive Vice President
                                      -----------------------------------------

                              MEDPARTNERS PROVIDER NETWORK, INC.,
                              a California corporation

                              By       /s/ Don Garner
                                 -----------------------------------------------
                              Title:  Secretary
                                      ------------------------------------------

                              COMMISSIONER OF THE DEPARTMENT OF
                              CORPORATIONS

                              By  /s/ William Kenefick
                                 -----------------------------------------------
                                      William Kenefick

                              Title: Acting Commissioner of the Department of
                                     Corporations


                              J. MARK ABERNATHY,
                              as Special Monitor-Examiner and not individually

                              By      /s/  J. Mark Abernathy
                                 -----------------------------------------------
                              Title: J. Mark Abernathy,
                                     as Special Monitor-Examiner


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